UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-21915

Date of Report: December 23, 2008

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008, Coldwater Creek Inc. (the “Company”) entered into amended employment agreements with Daniel Griesemer, President and Chief Executive Officer, Georgia Shonk-Simmons, President and Chief Merchandising Officer, Dan Moen, Senior Vice President and Chief Information Officer, and Gerard El Chaar, Senior Vice President – Operations. The Company amended these employment agreements to reflect certain technical changes intended to ensure that these employment agreements comply with requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and to make certain other technical changes.

On December 23, 2008 the Company entered into an Employment Agreement with Timothy O. Martin, Senior Vice President and Chief Financial Officer.  The Employment Agreement provides for continuation of his current annual base salary of $325,000, subject to annual increases at the discretion of the Compensation Committee, and for potential annual bonuses, which currently have a target level of 50% of annual salary. Annual bonuses may be at, below or above the target based on individual performance and the achievement of performance criteria to be established by the Compensation Committee. Mr. Martin is also eligible to receive restricted stock units, stock options or other equity-based awards as may be approved.  The term of the agreement commences December 23, 2008 and ends January 28, 2012, subject to automatic renewal for an additional one-year period. If the Company terminates Mr. Martin’s employment without Cause or if Mr. Martin terminates his employment for Good Reason (as such capitalized terms are defined in the agreement), then Mr. Martin  is entitled to the following severance: (i) a payment equal to 1.5 times Mr. Martin’s  then current base salary, provided that if Mr. Martin’s  termination occurs within 365 days following a change in control of the Company the severance amount is 1.5 times his current base salary and target bonus, (ii) continuation of health benefits for 12 months, and (iii) full vesting of all unvested equity awards.  If Mr. Martin becomes disabled during the term of the agreement, he will be entitled to continuation of his annual salary in effect on the day of termination for a period of 12 months. Mr. Martin is also subject to certain non-competition provisions during the term of the agreement and for 12 months thereafter. Severance payments are conditioned on Mr. Martin’s compliance with the noncompetition provisions of the agreement.

Item 9.01 Financial Statements and Exhibits.

None

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: December 26, 2008
/s/ Timothy O. Martin
Timothy O. Martin, Senior Vice President and Chief
Financial Officer

3